Exhibit 3(i)(c)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SEQUA CORPORATION
                          -----------------------------

     We, the undersigned, being the Senior Executive Vice President and General Counsel and the Secretary, respectively of Sequa Corporation, a Delaware corporation, do hereby certify that:

     1. The name of the corporation (hereinafter called the "Corporation") is SEQUA CORPORATION.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH, Paragraph A thereof and by substituting in lieu thereof the following new Article FOURTH, Paragraph A:

     "A. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,825,000 shares. The classes and aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

          50,000,000 shares of Class A Common Stock, no par value (the "Class A Common Stock");

          10,000,000 shares of Class B Common Stock, no par value (the "Class B Common Stock"); and

          1,825,000 shares of Preferred Stock, one dollar par value (the "Preferred Stock")."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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     IN WITNESS WHEREOF, we have signed and attested this Certificate this 4th day of June, 1999.

                                        /s/ Stuart Z. Krinsly
                                        ----------------------------------
                                        Stuart Z. Krinsly
                                        Senior Executive Vice President
                                        and General Counsel
ATTEST


/s/ Steven R. Lowson
-----------------------------
Steven R. Lowson
Secretary